Exhibit 23.2

November 26, 2007

MidWestOne Financial Group, Inc.

222 First Avenue East

Oskaloosa, Iowa 52577

Re:	Joint Proxy Statement-Prospectus of ISB Financial Corp. and MidWestOne
Financial Group, Inc. and Registration Statement on Form S-4 of
ISB Financial Corp.

Ladies and Gentlemen:

We hereby consent to the use of our opinion letter dated September 11, 2007 to the Board of Directors of MidWestOne Financial Group, Inc. as Appendix C to the Joint Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4. In giving this consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

HOWE BARNES HOEFER & ARNETT, INC.

By	/S/ MATTHEW C. BOBA
Matthew C. Boba
Executive Vice President and General Counsel